EXHIBIT 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

JOANN Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common Stock, par value $0.01 per share	Other	400,000	$7.075	$2,830,000	$92.70 per $1 million	$263

Equity	Common Stock, par value $0.01 per share	Other	1,396,095	$7.075	$9,877,372.125	$92.70 per $1 million	$916

Total Offering Amounts					$12,707,372.125		$1,179

Total Fee Offsets							$0

Net Fee Due							$1,179

The amount registered reflected in row one of Table 1 above represents the maximum number of additional shares of Common Stock, par value $0.01 per share (the “Common Stock”), of JOANN Inc. (the “Registrant”) issuable pursuant to the JOANN Inc. 2021 Employee Stock Purchase Plan (the “ESPP”), being registered on the Registration Statement on Form S-8 (the “Registration Statement”) to which this exhibit relates. The amount registered reflected in row two of Table 1 above represents the maximum number of additional shares of Common Stock of the Registrant issuable pursuant to the JOANN Inc. 2021 Equity Incentive Plan (the “Equity Plan” and, together with the ESPP, the “Share Plans”), being registered on the Registration Statement to which this exhibit relates. Pursuant to Rule 416 of the Securities Act of 1933 (the “Securities Act”), the Registration Statement also covers such additional shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the Share Plans. The proposed maximum offering price per unit and the maximum aggregate offering prices in Table 1 above are estimated solely for the purposes of determining the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act, on the basis of the average of the high and low sale prices of Common Stock on the New York Stock Exchange on June 7, 2022, which is a date within five business days prior to filing.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims

Fee Offset Sources

The Registrant is not relying on Rule 457(p) under the Securities Act to offset any of the filing fee due with respect to the Registration Statement to which this exhibit relates, so no information is provided under this Table 2.